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                                                           EXHIBIT 1.A.(5)(b)(3)

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

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 [LOGO] MERRILL LYNCH            MERRILL LYNCH LIFE INSURANCE COMPANY                            LITTLE ROCK,
                                                                                                     ARKANSAS


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                                 ENDORSEMENT FOR GUARANTEED INTEREST DIVISION



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 ENDORSEMENT SCHEDULE            Insured No. 1:                    Richard Roe

                                 Owner:                            Richard Roe

                                 Issue Date:                       September 30, 1992

                                 Policy Number:                    SPECIMEN

                                 Endorsement Effective Date:       March 30, 1993

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                                 This endorsement adds or modifies certain provisions of the basic policy.
                                 It is effective on the endorsement effective date shown on the above endorsement schedule.
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GIDVUS92                                - 1 -                           SPECIMEN
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
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 GUARANTEED INTEREST DIVISION    Once this endorsement is elected, premiums and the investment base will be allocated to the guaranteed interest division of our general account.  The guaranteed interest division is not a part of the separate account.  Our general account contains all our assets except those in any of our separate accounts.  Subject to applicable laws, we have sole discretion over the investments of the assets of our general account.

                                 Policy provisions applicable to investment divisions in the separate account also apply to the guaranteed interest division, except:
                                 -   No allocation of the investment base is permitted from the guaranteed interest division to the separate account.
                                 -   The amount allocated to the guaranteed interest division will earn interest at a declared interest rate.  We set declared interest rates from time to time.  For any amount allocated, we guarantee that a rate, once set, will remain in effect for at least one year.  The rate will not be less than 4%.  Different portions of the investment base allocated to the guaranteed interest division may earn different rates.
                                 -   Amounts borrowed, withdrawn, allocated to or deducted from or repaid to the guaranteed interest division are subject to our current rules.
                                     These rules govern the order in which amounts are allocated to the portions of the investment base earning the different declared interest rates.

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 INVESTMENT BASE IN EACH         The investment base allocated to the guaranteed interest division is
 INVESTMENT DIVISION             calculated as specified in the INVESTMENT BASE IN EACH INVESTMENT DIVISION provision in this policy except the last sentence in item (7) is deleted and replaced by:  All amounts in (7) will be allocated to the guaranteed interest division.

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 CASH VALUE BENEFIT              The CASH VALUE BENEFITS section in this policy is modified by adding:

                                 We reserve the right to delay payment of any cash value from the guaranteed interest division for up to six (6) months after we receive the request for surrender.  We will credit interest at an annual rate of at least 4% on any payment deferred for 30 days or more.
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 POLICY LOANS                    The first paragraph of the EFFECT OF A LOAN section is deleted and replaced by:

                                 A loan will be transferred out of the guaranteed investment division and into our general account.  The minimum annual rate of interest accrued on the loan amount transferred to the general account is 4%.  A repayment will be allocated to the guaranteed interest division.

                                 The WHEN WE WILL MAKE THE LOAN section is modified by adding the following sentence to the end of the section:

                                 We reserve the right to delay making the loan from the guaranteed interest division for up to six (6) months from the date we receive the request.

                                 MERRILL LYNCH LIFE INSURANCE COMPANY



                                 /S/ BARRY G. SKOLNICK          /S/ ALLEN JONES
                                 -------------------------      --------------------
                                     Barry G. Skolnick              Allen Jones
                                         Secretary                    President


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GIDVUS92                               - 2 -                            SPECIMEN